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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
FIRST BRANDS CORPORATION:

     We consent to incorporation by reference in the Registration Statements (No. 33-35770, No. 33-56992 and No. 33-56503) on Form S-8 of First Brands
Corporation of our reports dated August 8, 1996, relating to the consolidated balance sheets of First Brands Corporation and Subsidiaries as of June 30, 1996, and 1995, and the related consolidated statements of income, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended June 30, 1996, which reports appear in the June 30, 1996 annual report on Form 10-K of First Brands Corporation.

                                                 /s/ KPMG PEAT MARWICK LLP
                                                 ...............................
                                                KPMG PEAT MARWICK LLP

New York, New York
September 27, 1996

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